UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

EMERALD OIL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

EMERALD OIL, INC.
1600 Broadway, Suite 1360
Denver, Colorado 80202
Ph: (303) 323-0008

Supplement to the Proxy Statement

For the Annual Meeting of Stockholders to be Held on June 11, 2014

May 8, 2014

Dear Emerald Oil, Inc. Shareholder:

We are writing to inform you of a typographical error in the proxy card sent to our registered holders (the “Proxy Card”) that was included in the Proxy Statement for the Emerald Oil, Inc. 2014 Annual Meeting. The term “Abstain” in the Proxy Card was inadvertently repeated twice in Proposals 3, 4 and 5, and we have changed the term “Abstain” in the second column to “Against” in these Proposals.

If you have already voted or plan to vote via phone, internet or with a beneficial owner voter information form, we thank you, and you need not take any action because this error does not affect your vote.  For those shareholders who plan to vote with a Proxy Card, as well as shareholders who have already voted with a Proxy Card, we request that you vote (or re-vote) by following the instructions on the revised Proxy Card.  Additionally, beneficial owners of the Company’s common stock who vote using a Proxy Card are requested to vote with the revised Proxy Card.  This vote will override any earlier vote you may have cast.

If you need assistance in voting, please contact our proxy solicitor, Morrow & Co., LLC, at (800) 607-0088.

We appreciate your continuing support of Emerald Oil, Inc.

Sincerely,

McAndrew Rudisill

Chief Executive Officer

EMERALD OIL INC.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/eox
Use the Internet to vote your proxy until 11:59 p.m. (CT) on June 10, 2014.

PHONE – **1-866-883-3382**
Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on June 10, 2014.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5.

1. Election of directors: 01 Duke R. Ligon; 02 James Russell (J.R.) Reger; 03 McAndrew Rudisill; 04 Seth Setrakian; 05 Daniel L. Spears; 06 Thomas L. Edelman

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To cumulate votes for any indicated nominee, write the number of the nominee and the number of shares for such nominee in the box provided to the right.)

2. Approve, on a non-binding basis, a resolution approving the compensation of certain of the Emerald Oil, Inc. executive officers.	☐ For	☐ Against	☐ Abstain
3. Approve the frequency of the advisory vote on the approval of the compensation of certain of the Emerald Oil, Inc. executive officers to occur every two years.	☐ For	☐ Against	☐ Abstain
4. Approve the proposal to allow Emerald Oil, Inc. to change its state of incorporation from Montana to Delaware.	☐ For	☐ Against	☐ Abstain
5. Ratify the appointment of BDO USA, LLP as the Emerald Oil, Inc. independent registered public accounting firm for the 2014 fiscal year.	☐ For	☐ Against	☐ Abstain

6. In their discretion, upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ____________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

EMERALD OIL, INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, June 11, 2014

7 a.m. local time

Emerald Oil, Inc.
1600 Broadway, Suite 1360
Denver, CO 80202

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 11, 2014:

The proxy statement, proxy card, and Annual Report on Form 10-K are available on the Investor section of the Emerald Oil, Inc. website at http://www.emeraldoil.com

EMERALD OIL INC.

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 11, 2014.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3, 4 and 5

By signing the proxy, you revoke all prior proxies and appoint Paul Wiesner, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.